SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

[X]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Sec. 240.14a-12

                             AIR METHODS CORPORATION
                 (Name of Registrant as Specified in Its Charter)

                                  AARON D. TODD
                             CHIEF FINANCIAL OFFICER
                    (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title  of  each  class  of  securities  to  which transaction applies:
     (2)  Aggregate  number  of  securities  to  which  transaction  applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)
     (4)  Proposed  maximum  aggregate  value  of  transaction:
     (5)  Total  fee  paid:

[ ]  Fee  paid  previously  with  preliminary  materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount  Previously  Paid:
     (2)  Form,  Schedule  or  Registration  Statement  No.:
     (3)  Filing  Party:
     (4)  Date  Filed:

AIR METHODS(R)

--------------------------------------------------------------------------------
                      The Exclusive Airborne Health Care Company . . .Since 1980

                                                         Air Methods Corporation
                                                       Denver/Centennial Airport
                                                                 NASDAQ/NMS:AIRM

May  29,  2002


TO THE STOCKHOLDERS OF AIR METHODS CORPORATION:

You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Air Methods Corporation to be held on Wednesday, June 26, 2002, at the Company's corporate offices, 7301 South Peoria Street, in Englewood, Colorado, at 10:30 a.m., Mountain Daylight Savings Time.

The purpose of the Annual Meeting is to consider and vote upon the election of Messrs. Samuel H. Gray and Morad Tahbaz to Class II directorships. We will allow time at the meeting to review fiscal year 2001 accomplishments and goals for the future.

Attached is the Notice of Annual Meeting and Proxy Statement which we request you read carefully. A Proxy is also enclosed and is accompanied by the 2001 Annual Report.

Our record-date stockholders who directly hold a stock certificate may vote shares electronically or telephonically through our transfer agent, American Stock Transfer and Trust Company, via the internet address WWW.VOTEPROXY.COM or
                                                            -----------------
by telephoning 1-800-PROXIES. Stockholders whose shares are held in an account with a broker-dealer may have one or both options, dependent upon that broker-dealer's technology. If you have access to alternative voting methods, you will find instructions printed on the enclosed Proxy. Proxies not containing such instructions must be voted by mail. Please respond promptly to the Proxy regardless of which voting method you use. Attendees of the Annual Meeting may vote their shares personally whether or not the Proxy is previously submitted.

Thank you for your consideration.

FOR THE BOARD OF DIRECTORS,


George W. Belsey
Chairman of the Board


--------------------------------------------------------------------------------
PLEASE RESPOND PROMPTLY TO THE ENCLOSED PROXY TO ENSURE THAT YOUR SHARES ARE VOTED. IF RESPONDING BY REGULAR MAIL, PLEASE VERIFY THE PROXY IS SIGNED AND DATED. A BUSINESS REPLY ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED, IF YOU MAIL THIS PROXY ANYWHERE IN THE UNITED STATES.
--------------------------------------------------------------------------------

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

AIR METHODS(R)

--------------------------------------------------------------------------------
                       The Exclusive Airborne Health Care Company. . .Since 1980

                                                         Air Methods Corporation
                                                       Denver/Centennial Airport
                                                                 NASDAQ/NMS:AIRM



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 26, 2002



TO THE STOCKHOLDERS OF AIR METHODS CORPORATION:

The 2002 Annual Meeting of Stockholders of Air Methods Corporation (the "Company"), a Delaware corporation, will be held at the Company's principal executive offices, 7301 South Peoria Street, in Englewood, Colorado, at 10:30 a.m., Mountain Daylight Savings Time, on Wednesday, June 26, 2002, for the purpose of considering and voting upon the following:

1. To elect two directors, Messrs. Samuel H. Gray and Morad Tahbaz to Class II directorships of the Company to serve until the Annual Meeting of Stockholders in the year 2005;

2. Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors of the Company has fixed the close of business on Friday, May 8, 2002 as the Record Date for the determination of stockholders entitled to notice of and to vote at this meeting. The Company's list of Record Date registered stockholders will be available at the Company's corporate office commencing Friday, June 21, 2002, for review by interested parties. The list will also be available at the Annual Meeting, and all stockholders are cordially invited to attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS:



Aaron D. Todd
Secretary

May 29, 2002
Englewood, Colorado

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 26, 2002


                     SOLICITATION AND REVOCATION OF PROXIES

     This statement is furnished in connection with a solicitation of Proxies by the Board of Directors of Air Methods Corporation (the "Company") for use at the 2002 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, June 26, 2002, 10:30 a.m. Mountain Daylight Savings Time, 7301 South Peoria Street, in Englewood, Colorado. Proxies so given may be revoked at any time before being voted by submitting a written revocation, together with valid identification, to the Secretary of the Company, by executing another valid Proxy bearing a later date, or by attending the meeting and voting in person.

     Properly executed and dated Proxies received by 10:30 a.m. on June 26, 2002 will be voted in accordance with the instructions therein. If no instructions are given, the shares represented by the Proxy will be voted FOR the election of Messrs. Samuel H. Gray and Morad Tahbaz, nominees for Class II directors, and FOR approval of all other proposals. The persons named as Proxies will have discretionary authority to vote all Proxies with respect to additional matters that are presented properly for action at the Annual Meeting. The approximate date of mailing these Proxy materials is May 29, 2002.

     The Company intends to request banks, brokerage houses, custodians, nominees and other fiduciaries to forward copies of these Proxy materials to those persons for whom they hold shares. Solicitation for Proxies is made by the Company. In addition to solicitation by mail, certain officers and employees of the Company, who will receive no compensation for their services other than their regular salaries, may solicit Proxies in person or by telephone, electronic mail, Internet, or facsimile transmission. No employees will be specially engaged for the purpose of soliciting security holders. The cost of preparing, assembling, mailing, and soliciting Proxies and other miscellaneous expenses related thereto will be borne by the Company and are estimated to total approximately $27,000.

                                  VOTING RIGHTS

     Only holders of shares of the Company's Common Stock, par value $.06 per share ("Common Stock"), at the close of business on May 8, 2002, the Record Date determined by the Board of Directors, may vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 9,006,633 shares of Common Stock. Each share of Common Stock is entitled to one vote on the matters listed in the Notice of Annual Meeting. There is no cumulative voting in the election of directors. A quorum of one-third of the shares outstanding and entitled to vote is required to vote on matters before the Annual Meeting. A majority of the votes present in person or by Proxy is required to approve all matters brought before the stockholders. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes are not tabulated for any purpose in determining whether a proposal has been approved.

                                  ANNUAL REPORT

     The Company is also mailing with this Proxy Statement its Annual Report to Stockholders for the year ended December 31, 2001, which includes financial statements as filed with the Securities and Exchange Commission on Form 10-K for the same period. THE ANNUAL REPORT DOES NOT CONSTITUTE A PART OF THE PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH A COPY OF THE FORM 10-K TO ANY STOCKHOLDER FREE OF CHARGE, AND WILL FURNISH A COPY OF ANY EXHIBIT TO THE FORM 10-K UPON PAYMENT OF THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBIT(S). INTERESTED PARTIES MAY REQUEST A COPY OF THE FORM 10-K OR ANY EXHIBIT THERETO FROM THE SECRETARY OF THE COMPANY AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES, 7301 SOUTH PEORIA STREET, ENGLEWOOD, COLORADO 80112.

                              ELECTION OF DIRECTORS

     The Company's Board of Directors is currently comprised of seven directors, divided among three classes, with three directors in Class I, two directors in Class II, and two directors in Class III. Class II directors' terms will expire at the 2002 Annual Meeting of Stockholders to be held on June 26, 2002; Class III directors hold office for a term expiring at the 2003 Annual Meeting of Stockholders; and the Class I directors hold office for a term expiring at the 2004 Annual Meeting of Stockholders.

     During fiscal 2001, seven of the authorized eleven Board positions were filled. The nominees for election as directors to Class II to serve for a three-year term expiring at the 2005 Annual Meeting of Stockholders are Messrs. Samuel H. Gray and Morad Tahbaz. Unless voted otherwise, all shares represented by a Proxy given pursuant to this solicitation will be voted FOR the election of Messrs. Gray and Tahbaz, to serve as Class II directors. See "Directors and Executive Officers" for biographical information for each director nominee.

                        THE BOARD OF DIRECTORS RECOMMENDS
                    A VOTE IN FAVOR OF THE DIRECTOR NOMINEES.



                        DIRECTORS AND EXECUTIVE OFFICERS

     Summary information concerning the Company's directors and executive officers is set forth below:

                                                                                       CLASS/YEAR
                                                                                         TERM AS
                                                                                        DIRECTOR
NAME                           AGE                      POSITION                       EXPIRES(1)
-----------------------------  ---  -------------------------------------------------  -----------
George W. Belsey                62  Chairman of the Board and Chief Executive Officer  I/2004
Ralph J. Bernstein              43  Director                                           III/2003
Samuel H. Gray                  64  Director                                           II/2002  *
MG Carl H. McNair, Jr. (Ret.)   67  Director                                           I/2004
Lowell D. Miller, Ph.D.         68  Director                                           III/2003
Donald R. Segner                75  Vice-Chairman of the Board                         I/2004
Morad Tahbaz                    46  Director                                           II/2002  *
David Dolstein                  53  President, Mercy Air Service, Inc.                 N/A
Neil Hughes                     43  Vice President, Air Medical Services               N/A
Sharon J. Keck                  35  Chief Accounting Officer and Controller            N/A
Michael G. Prieto               46  Vice President, Products Division                  N/A
Aaron D. Todd                   40  Secretary, Treasurer and Chief Financial Officer   N/A
                                      and Chief Operating Officer

---------------
*    Director  Nominee
(1) Refers to the calendar year in which the annual meeting of stockholders is contemplated to be held and at which the term of the pertinent director class shall expire.

     MR. GEORGE W. BELSEY was elected Chief Executive Officer effective June 1, 1994, and has served as Chairman of the Company's Board of Directors since April 1994, having been appointed a director of the Company in December 1992. From February 1992 to June 1994, Mr. Belsey served as Executive Vice President, Professional Affairs, and the Chief Operating Officer of the American Hospital Association, a large national trade association and advocacy group for hospitals and health care organizations, where he was responsible for the association's activities relating to hospital operations, including medical staff affairs, nursing, health manpower, quality of care programs and hospital governance. Prior to joining the American Hospital Association, Mr. Belsey served as Chief Executive Officer and Executive Director of the University of Utah Hospital and Clinics, Salt Lake City, Utah (one of the Company's hospital customers) from March 1989 to February 1992 and was Chief Operating Officer from December 1983 to March 1989. He is a former Vice President of Northwestern Memorial Hospital, Chicago, and has held administrative positions at Rush-Presbyterian-St. Luke's Medical Center, Chicago, and MacNeal Memorial Hospital, Berwyn, IL. He received his Bachelor's Degree in Economics from DePauw University in Greencastle, Indiana, and holds a Master's Degree in Business Administration from George Washington University, Washington, D.C.

     MR. RALPH J. BERNSTEIN became a Director of the Company in February 1994. Mr. Bernstein is a co-founder and General Partner of Americas Partners, an investment and venture capital firm, and, since 1981 has been responsible for the acquisition, renovation, development and financing of several million square feet of commercial space. Mr. Bernstein started his career in agribusiness with a large European multi-national trading and real estate development company, where he was later responsible for that company's U.S. real estate activities. He holds a Bachelor of Arts Degree in Economics from the University of California at Davis.

     MR. SAMUEL H. GRAY was appointed as a director of the Company in March 1991. Since 1989, he has been Chief Executive Officer of The Morris Consulting Group, Inc., a health care industry consulting firm. From 1983 to 1989, Mr. Gray served as President and Chief Executive Officer of Kalipharma, Inc., a multi-source pharmaceutical company. From 1975 to 1983, Mr. Gray served as Executive Vice President of Sales and Marketing for G.D. Searle and Company, Inc. ("Searle") where he was responsible for pharmaceutical marketing, the consumer products division of Searle, and Searle-Canada, Ltd. In addition, his responsibilities included distribution, customer service, clinical research management, licensing and acquisitions, public relations and worldwide strategic marketing planning. He has served as a director of Searle; Searle Canada, Ltd.; Kalipharma; Kali-Duphar, Inc.; and the National Association of Pharmaceutical Manufacturers. He is a past member of the National Wholesale Druggist Association's Industry Advisory Committee and has served on the Advisory Board of Pharmaceutical Executive magazine. In 1959, Mr. Gray received a Bachelor of Science Degree from the University of Florida.

     MAJOR GENERAL CARL H. MCNAIR, JR. (RET.) was appointed to the Board of Directors in March 1996. In April 1999, General McNair retired from his position as Corporate Vice President and President, Enterprise Management, for DynCorp, a technical and professional services company headquartered in Reston, Virginia, where he was responsible for the company's core businesses in facility management, marine operations, test and evaluation, administration and security, and biotechnology and health services. He currently serves as Special Assistant to the President for government relations. From 1987 to 1990, General McNair was Vice President, Army Programs, with Burdeshaw Associates, Ltd., a professional services firm in Bethesda, Maryland. For more than 32 years he served the United States Army in Research and Development, Infantry, and Army Aviation in both command and staff positions, including Deputy for Aviation to the Assistant Secretary of the Army (Research, Development and Acquisition); Aviation Officer, U.S. Army; and Commanding General, U.S. Army Aviation Center. Achieving the rank of Major General, he culminated his military career in 1987 as Chief of Staff, U.S. Army Training and Doctrine Command, Fort Monroe, Virginia. A Master Aviator with commercial, fixed wing, rotary wing, and multi-engine instructor ratings, his aerial combat service spanned six campaigns in the Republic of Vietnam during which he accrued over 1,500 combat flying hours serving as Commander to both an Assault Helicopter Company and a Combat Aviation Battalion. General McNair's academic credentials include a Bachelor of Science Degree in Engineering from the U. S. Military Academy at West Point, and both a Bachelor Degree and Master's Degree in Aerospace Engineering from Georgia Institute of Technology as well as a Master of Science Degree in Public Administration from Shippensburg University. For academic achievement in aerospace, General McNair was elected to Sigma Gamma Tau, a national honorary engineering fraternity.

     DR. LOWELL D. MILLER was named a director of the Company in June 1990. Since 1989, Dr. Miller has been involved with various scientific endeavors including a pharmaceutical consulting business. From 1973 to 1989, Dr. Miller was employed by Marion Laboratories, Inc. ("Marion"), serving as Senior Vice President - Research and Development (1987 - 1989), Vice President - Research and Development (1977-1987), and Director of Scientific Affairs (1973-1977). Until his retirement in late 1989, Dr. Miller was responsible for all research, development and process development functions, new product opportunities and management of clinical trials and regulatory affairs, and served as Marion's Chief Scientist. He also served as a member of Marion's Board of Directors from November 1981 to November 1982 and as an Advisory Director from November 1982 to November 1983. The University of Missouri awarded Dr. Miller a Bachelor of Science Degree in 1957 as well as a Master's Degree in Biochemistry in 1958 and Biochemistry Doctorate Degree in 1960. Dr. Miller has been named Alumnus of the Year by the University of Missouri in Columbia, Missouri.

     MR. DONALD R. SEGNER has served as a director of the Company since February 1992 and as Vice Chairman since April 1994. Mr. Segner has over 55 years of aviation and transportation related experience in diversified positions involving operational, flight testing, aircraft design and development and senior managerial responsibilities. Entering the military service in 1943, he was commissioned in the U.S. Marine Corps as a Naval Aviator in 1946. He served in combat in Korea and later as a military test pilot. Mr. Segner accumulated over 7,000 flight hours in over 150 types and models of aircraft. After entering private industry in 1962, Mr. Segner served as Chief Test Pilot, Manager of Advance Design and Program Manager of a major aerospace firm. In April 1981, Mr. Segner was appointed by President Reagan to the Federal Aviation Administration (FAA) as an Associate Administrator. With the advent of the Air Traffic Controller's strike in September 1981, he was given the additional responsibilities to develop, direct and control the process of allocating airspace system use by all airlines and airspace system users. Following the destruction of Korean Airline Flight 007 in 1983, he was further assigned to the White House to head the investigation of the KAL 007 shoot down and to act as Chief Delegate for the U.S.A. to the United Nations International Civil Aviation Organization (ICAO) on this matter. Later he was assigned as the United States, Chief of Delegation, by the Secretary of State, to negotiate an agreement, among the U.S.A., U.S.S.R and Japanese governments, to improve and implement future air travel safety along the North Pacific air routes. Mr. Segner has served as a director on the Board of several aviation corporations, as an advisor to NASA, and on the Advisory Board to the University of Southern California Institute of Systems and Safety Management. He is a past president of the Society of Experimental Test Pilots. Undergraduate education was received at the University of the Pacific. Graduate work was performed at the U.S. Naval Post Graduate
School, Monterey (Aero) and the University of Southern California School of Business. He is a graduate of the U.S. Navy Test Pilot School. Mr. Segner has received numerous awards recognizing his contributions to the aviation community, including the AIAA's Octave Chanute Award, the SETP's Kincheloe Award, FAA Administrator's Award, the FAA Superior Achievement Gold Medal, and the Distinguished Flying Cross for valor in combat. Mr. Segner is a Fellow in the Society of Experimental Test Pilots.

     MR. MORAD TAHBAZ was elected to the Board of Directors in February 1994. He is a co-founder and General Partner of Americas Partners, an investment and venture capital firm. Mr. Tahbaz serves as a Managing Director of Americas Tower Partners, the developer of Americas Tower, a one million square foot, 50-story office tower in New York City. Since 1983, Mr. Tahbaz has also served as Senior Vice President of The New York Land Company, a real estate acquisitions and development firm. From 1980 to 1982, he was the Project Manager for Colonial Seaboard, Inc., a residential development company in New Jersey. Mr. Tahbaz received his Bachelor's Degree in Philosophy and Fine Arts from Colgate University and attended the Institute for Architecture and Urban Studies in New York City. He holds a Master's Degree in Business Administration from Columbia University Graduate School of Business. Mr. Tahbaz lectured on real estate development and finance at the Columbia Graduate School of Business from 1984 to 1988.

     MR. DAVID L. DOLSTEIN joined the Company with the July 1997 acquisition of the wholly owned subsidiary, Mercy Air Service, Inc. Mr. Dolstein's position as President of Mercy Air Service is a continuation of his responsibilities preceding the acquisition. Previous experience includes Executive Vice President, Mercy Air Service, from January 1995 to December 1996. Before Mercy Air Service, Rocky Mountain Helicopters, Inc. employed Mr. Dolstein in their Air Medical Division from January 1981 through December of 1994. Positions included:
Executive Director; Vice President, Director of Marketing; Associate Director; Regional Manager and Air Medical Pilot. Mr. Dolstein received a Bachelor of Science degree in 1974 from Central Missouri State University with postgraduate studies in industrial safety. His aviation background includes employment as a pilot by Bell Helicopter International's Training Command, Isfahan, Iran (1975 to 1979) and United States Army Aviation (1967 to 1975).

     MR. NEIL M. HUGHES was named Vice President of the Company's Air Medical Services Division in April 2000, and has served as Director of Operations since August 1998. Since 1992, Mr. Hughes has served Air Methods in several other positions including Line Pilot, Area Manager, Training Captain/Check Airman and

Operations Manager. Prior to joining Air Methods, Mr. Hughes was a commercial helicopter pilot and for sixteen years served in a number of capacities as an officer and aviator in the Royal Navy. Mr. Hughes has 21 years of aviation management experience and holds pilot certificates including Airline Transport Pilot, Certified Flight Instructor and Helicopter Instrument Instructor. Mr. Hughes has a Bachelor's Degree in International Affairs and is a graduate of the Royal Naval College, Dartmouth, England.

     MS. SHARON KECK joined the Company as Accounting Manager in October 1993 and was named Controller in July of 1995. She assumed the additional position of Chief Accounting Officer in January 2002. From 1989 to 1993, Ms. Keck was employed by KPMG Peat Marwick (now KPMG, L.L.P.), a certified public accounting firm, in Denver, Colorado. Two of those years included serving on the Company's account as Senior Auditor. Ms. Keck holds a Bachelor of Science Degree in Accounting from Bob Jones University.

     MR. MICHAEL G. PRIETO was named Vice President of Engineering & Manufacturing of the Company in January 1994 and subsequently Vice President of the Products Division in June 1994. From 1988 to 1994, Mr. Prieto served in various roles with General Dynamics/Lockheed Corp. but primarily as Manager of Manufacturing Engineering for the F-16 Fighter program. From 1977 to 1988, he was employed by John Deere Co. with management roles in engineering, manufacturing, and marketing. Mr. Prieto received a Bachelor of Science degree in 1977 from the University of Missouri. Mr. Prieto is a member of the American Society of Mechanical Engineers, the Society of Manufacturing Engineers, the American Production and Inventory Control Society, the American Management Association, and the National Management Association.

     MR. AARON D. TODD joined the Company as Chief Financial Officer in July of 1995 and was appointed Secretary and Treasurer during that same year. He was appointed Chief Operating Officer in January 2002. From 1994 to 1995, Mr. Todd served as Vice President of Finance of Centennial Media Corporation, a Colorado publishing company, where he was responsible for all financial and accounting functions. From 1986 to 1994, Mr. Todd was employed by KPMG Peat Marwick (now KPMG, L.L.P.), a certified public accounting firm, in Denver, Colorado. Six of those years included serving on the Company's account in various capacities, including Senior Manager. Mr. Todd holds a Bachelor of Science Degree in Accounting from Brigham Young University.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 2001, the Board of Directors held three meetings. Each director attended at least 75% of the Board and applicable committee meetings during 2001. The Board of Directors has established an Audit Committee; Mergers and Acquisitions Committee; Compensation/Stock Option Committee; and a Nominating Committee.

     AUDIT COMMITTEE. The members of the Audit Committee are elected annually by the Board of Directors. The current members of the Audit Committee are Messrs. McNair (chairman), Bernstein, and Segner. In addition to numerous communications and telephonic conferencing, this Committee formally met five times during 2001. The committee's responsibilities are described in the Committee Report located at the end of this section.

     MERGERS  AND  ACQUISITIONS  COMMITTEE.  The  members  of  the  Mergers  and
Acquisitions Committee are Messrs. Tahbaz (chairman) and R. Bernstein. The Committee held one formal meeting in 2001, though substantial Committee business was conducted via conference calls and written communiques. The Mergers and Acquisitions Committee reviews and recommends new business proposals, including joint ventures and proposed acquisitions.

     COMPENSATION/STOCK OPTION COMMITTEE. Dr. Miller (chairman) and Mr. Gray comprise the Compensation/Stock Option Committee. The Compensation/Stock Option Committee, which met once in 2001, is responsible for making recommendations to the Board regarding executive compensation matters.

     NOMINATING COMMITTEE. The Nominating Committee met once in 2001. Members of this committee are Messrs. Segner (chairman) and Tahbaz. The Nominating Committee provides committee membership recommendations to the Board, along with changes to those committees, and considers nominations to the Board from stockholders. Nominations for director may be made by any stockholder entitled to vote in the election of directors generally, but only if written notice of such stockholder's intent to make such nomination has been given to the Secretary of the Company not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice must set forth the following: (a) the name and address of the stockholder intending to make the nomination and of the person or persons to be nominated; (b) representation that the stockholder is a holder of record of stock of the Company entitled to vote and intends to appear in person or by proxy at the meeting to make such nomination; (c) a description of all arrangements or understandings between the stockholder and the nominee and any other person pursuant to which the nomination is to be made by the stockholder; (d) such other information regarding the nominee required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange
Commission; and (e) the consent of the nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.


AUDIT  COMMITTEE  REPORT

     By direction of the Board of Directors and in accordance with the Committee's Charter, the Audit Committee is responsible for providing oversight and review of the Company's accounting and financial functions and its financial reporting process in consultation with the Company's independent auditors. Members of the Committee are comprised of three members of the Board of Directors who qualify as being "independent" in accordance with Rule 4200(a)(15) of the NASD listing standards. The Committee operates under a Charter, adopted by the Board of Directors on June 12, 2000.

     The Audit Committee reviewed and discussed the interim financial information contained in each quarterly earnings announcement and the audited financial statements for fiscal year 2001 with the Company's executive officers. The Audit Committee also reviewed and discussed the interim financial information contained in each quarterly earnings announcement with KPMG, L.L.P. and met telephonically with Air Methods Corporation's independent auditors from KPMG, L.L.P. at 2:30 p.m. Mountain Time on Tuesday, March 5, 2002, to review and discuss the Company's audited financial statements for fiscal year 2001. The Committee discussed with KPMG, L.L.P. matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, and No. 90, Audit Committee's communications, as modified or supplemented by the Auditing Standards Board of the American Institute of Certified Public Accountants. Inclusive in the discussion with the independent auditors were: (A) methods used to account for significant, unusual transactions; (B) the effect of any significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (C) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's determination as to whether those estimates are reasonable; and (D) whether there were any disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and disclosures in the financial statements. There were no disagreements with management, and the Audit Committee is satisfied that the audit is complete and the financial statements and associated information are a fair and faithful representation of the financial position of the corporation.

     The Committee received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, setting forth all relationships between the auditor and its related entities and the Company and its related entities that, in the auditor's professional judgment, may reasonably be thought to bear on independence and confirming that, in the auditor's professional judgment, it is independent of the Company. The Committee has discussed such independence with KPMG, L.L.P., considered whether the auditor's provision for non-audit service is compatible with independence and concluded that the services rendered to the Company by its auditors are compatible with maintaining the principal account's independence.

     Based upon our review and discussions outlined above, the Audit Committee, as of March 5, 2002, has taken the following actions: (1) recommended to the Board of Directors that the audit be approved and the audited financial statements be included in the Company's December 31, 2001 Annual Report on Form 10-K; (2) reviewed the Audit Committee Charter and has determined that no changes to the Charter are necessary at this time; (3) the Committee has selected and approved KPMG, L.L.P. as the Air Methods Corporation independent auditor for the fiscal year 2002.

                                     By the Audit Committee:

                                     Carl H. McNair, Jr. (Chair)
                                     Donald R. Segner
                                     Ralph J. Bernstein


                              DIRECTOR COMPENSATION

     The Company has adopted compensation and incentive benefit plans to enhance its ability to continue to attract, retain and motivate qualified persons to serve as directors of the Company. Effective for fiscal year 2002, the Company has increased payment to its non-employee directors as follows:

-    Annual  retainer  from  $8,000  to  $10,000;
- Board meeting from $800 ($500 for telephonic meeting) to $1,000 per meeting, regardless of venue or format;
-    Committee  meetings  from  $500  to  $600  per  meeting;
-    Chairing  a  committee  meeting  from  $750  to  $900  per  meeting.

     Each non-employee director may elect to receive shares of Common Stock in lieu of cash payments pursuant to the Company's Equity Compensation Plan for Non-employee Directors. The Company also reimburses its non-employee directors for their reasonable expenses incurred in attending Board and committee meetings. Board members who are also officers do not receive any separate compensation nor fees for attending Board or committee meetings.

     The Non-employee Director Stock Option Plan (the "Director Option Plan") provides for option grants awarded for completion of each year of service if the director has attended a minimum of 75% of all Board of Directors' and applicable committee meetings during that fiscal year. A year of service is defined as a fiscal year of the Company during which the non-employee director served on the Board for the entire fiscal year. On the final day of each fiscal year, each qualified non-employee director receives a five-year option to purchase 5,000 shares, exercisable at the then-current fair market value of the Company's Common Stock. An aggregate of 300,000 shares of Common Stock is authorized for issuance to non-employee directors under the Director Option Plan. As of May 8, 2002, options to purchase a total of 105,000 shares of Common Stock were outstanding under the Director Option Plan.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the cash compensation paid by the Company in 2001 to the Chief Executive Officer and each of the other executive officers whose annual salary and bonus for 2001 exceeded $100,000. The table shows compensation received during 1999, 2000, and 2001.

                                ANNUAL COMPENSATION           LONG TERM COMPENSATION
                            ---------------------------  -------------------------------
                                                         SECURITIES
                                                         UNDERLYING        ALL OTHER
NAME AND POSITION           YEAR  SALARY ($)  BONUS ($)  OPTIONS (#)  COMPENSATION ($)(1)
--------------------------  ----  ----------  ---------  -----------  -------------------
George W. Belsey            2001    228,000          --           --             4,867
  Chairman and Chief        2000    227,374          --           --             9,665
  Executive Officer         1999    190,000      47,500      250,000             4,750

David L. Dolstein           2001    162,000          --           --             4,860
  President, Mercy Air      2000    161,555          --           --             3,618
  Service, Inc.             1999    135,000      27,000       75,000             3,375

Neil M. Hughes              2001    162,231          --       50,000             4,867
  Vice-President,           2000    146,000(2)       --           --             6,249
  Air Medical                 --                     --           --                --
  Services Division

Michael G. Prieto           2001    162,000      32,400           --             5,335(3)
  Vice-President, Products  2000    161,555          --           --             7,287(3)
  Division                  1999    135,000      27,000       75,000             3,375

Aaron D. Todd               2001    200,000          --           --             6,000
  CFO and COO               2000    173,247          --           --             7,393
  Secretary and Treasurer   1999    135,000      27,000       75,000             3,375


(1) Consists of employer matching contributions under the Company's 401(k) Plan unless otherwise noted.
(2) Mr. Hughes began his appointment as an executive officer with the Company in April 2000.
(3) Includes cash in lieu of employer health insurance in the amounts of $420 for 2000 and $475 for 2001.

EMPLOYMENT  AGREEMENTS

     In June 1994, the Company entered into an Employment Agreement with Mr. Belsey for an initial term of five years, subject to successive one-year extensions by written agreement of both parties. The Agreement may be terminated by either party without cause upon 30 days' written notice and provides for a severance payment equal to one year's base salary in the event of termination by the Company without cause. During the term of employment and for a period of one year following the termination of employment with the Company, Mr. Belsey may not engage in any business which competes with the Company anywhere in the United States.

     The Company entered into an Employment Agreement with Mr. Dolstein effective July 1997, for an initial term of one year, subject to successive one-year extensions. The Agreement may be terminated by either party without cause upon 30 days' written notice. In the event of termination by the Company other than for cause, the Agreement provides for a severance payment to Mr. Dolstein at his then-current salary payable at the Company's regular payment intervals for a period of one year following termination. During the term of employment and for a period of one year following termination of employment with the Company, Mr. Dolstein may not engage in any business which competes with the Company anywhere in the United States.

     In April 2000, the Company entered into an Employment Agreement with Mr. Hughes for an initial term of one year and providing for successive one-year extension periods. The Agreement may be terminated by either party without cause provided written notice is delivered on or before February 1 prior to any renewal date. The Agreement provides for a severance payment equal to one year's base salary in the event of termination by the Company without cause. During his term of employment and for a period of two years following the termination of employment with the Company, Mr. Hughes may not engage in any business which competes with the Company anywhere in the United States.

     Effective December 1, 1993, the Company entered into an Employment Agreement with Mr. Prieto for an initial term of one year, subject to successive one-year extensions by written agreement of both parties. The Agreement may be terminated by either party without cause upon 90 days' written notice and provides for a severance payment in the event of termination by the Company without cause equal to the balance of Mr. Prieto's salary due for the year of any such termination. During the term of employment and for a period of two years following the termination of employment with the Company, Mr. Prieto may not engage in any business which competes with the Company anywhere in the United States.

     The Company entered into an Employment Agreement with Mr. Todd effective July 10, 1995, for an initial term of one year, subject to successive one-year extensions. The Agreement may be terminated by either party without cause upon 90 days' written notice. In the event of termination by the Company other than for cause, the Agreement provides for a severance payment to Mr. Todd, payable at the Company's regular payment intervals and at Mr. Todd's then-current salary for a period of one year following any such termination. During the term of employment and for a period of two years following termination of employment with the Company, Mr. Todd may not engage in any business which competes with the Company anywhere in the United States.

STOCK  OPTIONS

     The Company has a stock option plan (the "Employee Option Plan"). Under the provisions of that Plan, all full-time employees, directors and consultants of the Company are eligible to receive stock option grants as may be awarded by the Board of Directors. As of May 8, 2002, options to purchase a total of 1,160,076 shares were outstanding under the plan. The Employee Option Plan currently authorizes the grant of options to purchase an aggregate of 3,500,000 shares of Common Stock. The Employee Option Plan provides for the grant of incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended, non-incentive stock options, stock appreciation rights and supplemental bonuses.

                          EXECUTIVE OFFICER OPTION GRANTS IN LAST FISCAL YEAR

                                             % OF TOTAL OPTIONS                            GRANT DATE
                   NUMBER OF SECURITIES     GRANTED TO EMPLOYEES   EXERCISE   EXPIRATION    PRESENT
NAME            UNDERLYING OPTIONS GRANTED     IN FISCAL YEAR        PRICE       DATE       VALUE(1)
--------------  --------------------------  ---------------------  ---------  ----------  ------------
Neil M. Hughes                      50,000                    71%  $    3.35     4/30/06  $       1.03


(1) The present value is estimated on the date of grant using the Black-Scholes option-pricing model using the following assumptions: dividend yield of 0%, expected volatility of 39%, risk-free interest rate of 3.8%, and expected option life of 3 years.

                             AGGREGATED OPTION EXERCISES BY EXECUTIVE OFFICERS
                               IN LAST FISCAL YEAR AND FY-END OPTION VALUES


                                                     NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                       SHARES                       UNDERLYING UNEXERCISED            IN-THE-MONEY
                      ACQUIRED         VALUE        OPTIONS AT FY-END (#)        OPTIONS AT FY-END ($)
NAME               ON EXERCISE (#)  REALIZED ($)  EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
-----------------  ---------------  ------------  --------------------------  ----------------------------

George W. Belsey            10,000        21,100          240,000/       -0-            775,200/       -0-
David L. Dolstein           50,000       107,500           75,000/       -0-            265,650/       -0-
Neil M. Hughes              23,500        32,868           25,333/    16,667             70,255/    48,001
Sharon J. Keck              10,000         5,513              -0-/       -0-                -0-/       -0-
Michael G. Prieto               --            --           75,000/       -0-            265,650/       -0-
Aaron D. Todd               55,000       127,750           50,000/       -0-            177,100/       -0-

(1) Amounts represent the fair market value of the underlying Common Stock at December 31, 2001, of $6.23 per share less the exercise price.

COMPENSATION  COMMITTEE  REPORT

     The Compensation/Stock Option Committee (the "Committee") is responsible for recommending and administering the Company's guidelines governing employee compensation. The Committee evaluates the performance of management, recommends compensation policies and levels, and makes recommendations concerning salaries and incentive compensation.

     COMPENSATION PHILOSOPHY. The Company's executive compensation program is designed to attract and retain executives capable of leading the Company to meet its business and development objectives and to motivate them to actions which will have the effect of increasing the long-term value of stockholder investment in the Company. The Committee considers a variety of factors, both qualitative and quantitative, in evaluating the Company's executive officers and making compensation decisions. These factors include the compensation paid by comparable companies to individuals in comparable positions, the individual contributions of each officer to the Company, and most important, the progress of the Company towards its long-term objectives. At this point in the Company's development, objectives against which executive performance is gauged include the addition and retention of aeromedical service contracts, growth of its independent services model and Products Division, and the securing of necessary capital and financing to fund business expansion. Annual compensation for the Company's executive officers for 2001 consisted of base salary, 401(k) match and, in the case of Mr. Neil Hughes, a stock option grant in conjunction with his prior year promotion to Vice President of Air Medical Services.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. Mr. Belsey assumed the Office of Chairman and Chief Executive Officer of the Company on June 1, 1994. In determining the compensation to be awarded to Mr. Belsey for his services to the Company, the Committee considered salaries paid to chief executive officers at competitive companies and the base salary initially set for Mr. Belsey in his employment agreement.

     BASE SALARY. The base salary for each executive officer, including the Chief Executive Officer, is established initially by the Committee pursuant to written employment agreements. Base salaries are reviewed annually by the Committee and adjusted based on the Committee's review of salaries paid to executives at competitive companies, the particular executive officer's performance and length of time in a certain position and the Company's financial condition and overall performance and profitability.

     In February 2002 the Company announced organizational changes intended to support fiscal and growth objectives. Mr. Aaron D. Todd was appointed Chief Operating Officer in addition to retaining his current responsibility as Chief Financial Officer. The Committee acted to increase Mr. Todd's salary to $215,000 per year.

     INCENTIVE BONUS. In order to provide additional incentive to executive officers to achieve corporate objectives within operating divisions and the Company as a whole, the Compensation Committee adopted a plan in March 2002 which provides for payment of year-end bonuses. The dollar amount of those bonuses will be stated as a percentage of base salary and will remain conditional to achievement of corporate profit objectives.

     SECTION 162(M) COMPLIANCE. Under Section 162(m) of the Code, federal income tax deductions of publicly traded companies may be limited to the extent total compensation (including base salary, annual bonus, restricted stock awards, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1 million in any one year. The Committee intends to design the Company's compensation programs so that the total compensation paid to any employee will not exceed $1 million in any one year.


                              Lowell D. Miller, Ph.D., Chairman
                              Samuel H. Gray
                              Members of the Compensation/Stock Option Committee

                            STOCK PERFORMANCE GRAPH

     The following graph compares the Company's cumulative total stockholder return for the period from December 31, 1997 through December 31, 2001 against the Standard & Poors 500 ("S&P 500") index and "peer group" companies in industries similar to those of the Company. The S&P 500 is a widely used composite index reflecting the returns of five hundred publicly traded companies in a variety of industries. Peer Group Index returns reflect the transfer of the value on that date of the initial $100 investment into a peer group consisting of all publicly traded companies in SIC Group 4522: "Non-scheduled Air Transport." The Company believes that this Peer Group is its most appropriate peer group for stock comparison purposes due to the limited number of publicly traded companies engaged in medical air or ground transport, and because this Peer Group contains a number of companies with capital costs and operating constraints similar to those of the Company.

                             ANNUAL RETURN PERCENTAGE

                                                       YEARS ENDING
                                           --------------------------------------
COMPANY NAME / INDEX                       DEC97   DEC98   DEC99   DEC00   DEC01
=================================================================================
AIR METHODS CORP                            30.00  -17.31   16.28   24.00   60.77
S&P 500 INDEX                               33.36   28.58   21.04   -9.10  -11.89
PEER GROUP                                 -15.59    4.87  -10.01   28.42  -34.85


                                   BASE               YEARS ENDING
                                   PERIOD  --------------------------------------
COMPANY NAME / INDEX               DEC96   DEC97   DEC98   DEC99   DEC00   DEC01
=================================================================================
AIR METHODS CORP                      100  130.00  107.50  125.00  155.00  249.20
S&P 500 INDEX                         100  133.36  171.48  207.56  188.66  166.24
PEER GROUP                            100   84.41   88.52   79.66  102.30   66.65


PEER GROUP COMPANIES (SIC = 4522)
================================================================================
AIR METHODS CORP
ATLAS AIR WORLDWIDE HLDG INC
CHC HELICOPTER CORP -CL A
DIA MET MINERALS LTD -CL B
OFFSHORE LOGISTICS
PETROLEUM HELICOPTERS
WORLD AIRWAYS INC

                                [GRAPH OMITTED]

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth, as of May 8, 2002, the beneficial ownership of the Company's outstanding Common Stock: (i) by each person who owns of record (or is known by the Company to own beneficially) more than 5% of the Common Stock, (ii) by each director and executive officer of the Company, and (iii) by all directors and executive officers as a group.

                                                                 Number      Percentage of
Name and Address                                                of Shares    Common Stock
------------------------------------------------------------  -------------  -------------
George W. Belsey                                                 208,346(1)            2.2
7301 South Peoria
Englewood, CO  80112

Ralph J. Bernstein                                               734,115(2)            7.9
77 E. 77th St.
New York, NY  10021

David L. Dolstein                                                 78,074(3)              *
1670 Miro Way
Rialto, CA 92376

Samuel H. Gray                                                    25,000(4)              *
95 Madison Avenue
Morristown, NJ  07960

Neil M. Hughes                                                    25,727(5)              *
7301 South Peoria
Englewood, CO  80112

Sharon J. Keck                                                       394(6)              *
7301 South Peoria
Englewood, CO  80112

MG Carl H. McNair, Jr. (Ret.)                                     69,867(7)              *
11710 Plaza America Drive
Reston, VA  20190-6010

Lowell D. Miller, Ph.D.                                           36,775(8)              *
16940 Stonehaven
Belton, MO  64012

Michael G. Prieto                                                 72,659(9)              *
7301 South Peoria
Englewood, CO  80112

Donald R. Segner                                                 20,299(10)              *
290 Arch Street
Laguna Beach, CA  92651

Morad Tahbaz                                                     63,683(11)              *
77 E. 77th St.
New York, NY  10021

Aaron D. Todd                                                    37,500(12)              *
7301 South Peoria
Englewood, CO  80112

All Directors and Executive Officers as a group (12 persons)  1,372,439(13)           14.8

---------------


                                       11

Bear Stearns Securities Corporation                             462,000(14)            5.0
One Metrotech Center North
Dept. C Cashiers Dept
Brooklyn, NY  11201-3862


*    Less  than  one  percent  (1%)  of Common Stock outstanding on May 8, 2002.

(1) Consists of (i) 150,000 shares subject to stock options exercisable within 60 days; and (ii) 58,346 shares directly owned by George and Phyllis Belsey.
(2) Consists of (i) 35,000 shares subject to stock options exercisable within 60 days; (ii) 618,615 shares directly owned; and (iii) 80,500 shares owned by Yasmeen Bernstein, Mr. Bernstein's spouse.
(3) Consists of (i) 75,000 shares subject to stock options exercisable within 60 days; and (ii) 3,074 shares directly owned.
(4) Consists of 25,000 shares subject to stock options exercisable within 60 days.
(5) Consists of 25,333 shares subject to stock options exercisable within 60 days and 394 shares directly owned.
(6)  Consists  of  394  shares  directly  owned.
(7) Consists of (i) 34,867 shares directly owned; and (ii) 35,000 shares subject to stock options exercisable within 60 days.
(8) Consists of: (i) 21,775 shares owned directly; and (ii) 15,000 shares subject to stock options exercisable within 60 days.
(9) Consists of (i) 37,500 shares subject to stock options exercisable within 60 days; (ii) 3,900 shares owned by Debra Prieto, Mr. Prieto's spouse; and
     (iii)  31,259  shares  directly  owned.
(10) Consists of 10,000 shares subject to stock options exercisable within 60 days; and (ii) 10,299 shares held in a trust as to which Mr. Segner holds shared voting and investment power.
(11) Consists of (i) 5,000 shares subject to stock options exercisable within 60 days; and (ii) 58,683 shares directly owned.
(12) Consists of (i) 10,233 shares directly owned; (ii) 2,267 shares beneficially owned by Mr. Todd in the Company's 401(k) plan; and (iii)
     25,000  shares  subject  to  stock  options  exercisable  within  60  days.
(13) Consists of aggregate 287,833 shares subject to stock options exercisable within 60 days. ___________________

(14) Per information provided by the Company's transfer agent, American Stock Transfer and Trust Company as of May 8, 2002.



                  CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

ADDITIONAL  COMPENSATION  TO  NON-EMPLOYEE  DIRECTOR

     Effective in July 2001, the Company engaged Mr. Morad Tahbaz, a non-employee director of the Company, to actively identify, research, analyze and recommend candidates for merger and acquisition. In recognition of the considerable additional time commitment required for this effort, the Company agreed to compensate Mr. Tahbaz $5,000 per month. At fiscal year end, the aggregate amount paid to Mr. Tahbaz for this purpose was $30,000.

EQUITY  COMPENSATION  ARRANGEMENT

     The Company has an agreement with RCG Capital Markets Group, Inc. ("RCG") whereby RCG will receive 25,000 shares of non-forfeitable, non-cancelable warrants/options with a five-year term. The warrant/option will provide RCG the right, until July 1, 2005, to purchase common shares of the Common Stock at $3.1562 per share. In the event that AIRM is merged into or a controlling interest is acquired by any entity, or there is a material change in AIRM management, RCG will be immediately vested in all options.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Based on its review of the copies of reports filed and upon written representations, the Company believes that during 2001, executive officers, directors and ten percent stockholders of the Company were in compliance with their filing requirements under Section 16(a) of the Exchange Act of 1934, as amended, with the exceptions that three Form 4 filings were submitted past the due date for the period of July 2001. Messrs. Dolstein and McNair each reported 1 transaction for the period; Mr. Segner reported two transactions.


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     KPMG, L.L.P., independent certified public accountants, audited the financial statements of the Company for the fiscal year ended December 31, 2001. Representatives of KPMG, L.L.P. will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. Current fiscal year appointment has been confirmed by the Audit Committee of the Board of Directors and is detailed herein in the Audit Committee Report.

AUDIT  FEES

     The aggregate fees of KPMG, L.L.P. for the audit of the Company's financial statements at and for the fiscal year ended December 31, 2001 and reviews of the Company's Quarterly Reports on Form 10-Q for 2001 were $85,500 of which $50,000 was billed through December 31, 2001.

FINANCIAL INFORMATION SYSTEMS AND IMPLEMENTATION FEES

     The  Company  incurred  no  fees  under this category for fiscal year 2001.

ALL OTHER INDEPENDENT PUBLIC ACCOUNTANT FEES

     The aggregate fees for services other than those discussed above rendered by KPMG, L.L.P. to the Company for fiscal year ended December 31, 2001 were $42,750, all of which was billed as of December 31, 2001.


                              STOCKHOLDER PROPOSALS

     Stockholders who intend to present proposals at the 2003 Annual Meeting of Stockholders, which the Company expects to hold in June 2003, must deliver proposals to the Company at its principal executive offices, Attention:
Corporate Secretary, by Wednesday, January 15, 2003, for inclusion in the proxy materials relating to that meeting. All proposals must comply with the applicable requirements of federal securities' laws and the Company's Bylaws.

     Shareholder proposals for the 2003 Annual Meeting of Stockholders submitted to the Company prior to Friday, March 28, 2003 may, at the discretion of the Company, be voted on at the 2003 Annual Meeting of Stockholders. All proposals received by the Company after March 30, 2003 will be considered untimely.


                                  OTHER MATTERS

     The Company knows of no business that will be presented for consideration at the Annual Meeting other than that described above. However, if any other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed Form of Proxy to vote the Proxies in respect of any such business in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS:


Aaron D. Todd, Secretary

May 29, 2002
Englewood, Colorado

                                      PROXY
                                      -----

                            AIR METHODS CORPORATION

                            7301 SOUTH PEORIA STREET
                            ENGLEWOOD, COLORADO 80112

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints George W. Belsey and Aaron D. Todd, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent, and to vote as designated on the reverse side, all the shares of Common Stock of Air Methods Corporation held of record by the undersigned on May 8, 2002 at the Annual Meeting of Stockholders to be held on June 26, 2002 or any adjournment or postponement thereof upon the following matters, as set forth in the Notice of said Meeting and Proxy Statement, dated May 29, 2002, copies of which have been received by the undersigned.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR.

The director-nominees below are proposed by the Board of Directors of Air Methods Corporation.


1.   ELECTION OF DIRECTORS:

     Nominees:      Saumel H. Gray; Morad Tahbaz
                    FOR                 WITHHELD          ABSTAIN
                    [ ]                     [ ]               [ ]

                    [ ]                     [ ]

     For all nominees except:
     [ ]
        -------------------------------------
      To withhold authority to vote for any individual, check box and write such individual's name in the space provided.

2. In their discretion, the Proxies are authorized to vote upon such other matters as may be incidental to the conduct of the meeting.


                                      MARK HERE
                                     FOR ADDRESS     [ ]
                                      CHANGE AND
                                     NOTE AT LEFT

                              PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

                              PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. IF THE SHARES REPRESENTED BY THIS PROXY ARE HELD BY JOINT TENANTS, BOTH MUST SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
                              TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF STOCKHOLDER IS A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF STOCKHOLDER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.



Signature:                      Date
          --------------------      -----------------

Signature:                      Date
          --------------------      -----------------